EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference of our report dated May 15, 2002 for Capital Pacific Holdings, Inc., January 28, 2000 for Grand Coto Estates, L.P., and January 28, 2000 for M.P.E. Partners, L.P., with respect to the financial statements included in this Annual Report (Form 10-K) for the year ended February 28, 2002, into the Company’s previously filed Registration Statement No. 33-63511.

/s/ ERNST & YOUNG, LLP

Irvine, California

May 28, 2002